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CUSIP NO. 66954 10 9                   13D                   PAGE 17 OF 18 PAGES

                                                                       EXHIBIT 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13DA


      The undersigned hereby agree to file jointly Amendment No. 2 to the Statement on Schedule 13D (the "Statement") relating to the Common Shares of NovAtel Inc., and any subsequent amendments to the Schedule 13D which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

      It is understood and agreed that a copy of this Agreement shall be attached as an Exhibit to the Statement, filed on behalf of each of the parties hereto.

      This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.


                     [Remainder of Page Intentionally Blank]


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CUSIP NO. 66954 10 9                   13D                   PAGE 18 OF 18 PAGES

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 29 day of December, 2004.



                                         CMC ELECTRONICS INC.


                                         By: /s/ Jean-Denis Roy
                                            ------------------------------
                                            Name:  Jean-Denis Roy
                                            Title: Vice President, Human
                                                   Resources and General
                                                   Council

                                         ONEX CORPORATION


                                         By: /s/ Gerald W. Schwartz
                                            ------------------------------
                                            Name:  Gerald W. Schwartz
                                            Title: President and CEO


                                         GERALD W. SCHWARTZ


                                         By: /s/ Gerald W. Schwartz
                                            ------------------------------